Exhibit 23

Consent of Independent Registered Public Accounting Firm

Universal Forest Products, Inc. Employees’ Profit Sharing and 401(k) Plan
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (33-84632) of Universal Forest Products, Inc. of our report dated June 15, 2016, relating to the financial statements and supplemental schedule of Universal Forest Products, Inc. Employees’ Profit Sharing and 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2015.

\s\ BDO USA, LLP

Grand Rapids, Michigan
June 15, 2016